Exhibit 32.2

CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Pendergast, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of American International Holdings Corp. for the fiscal year ended December 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of American International Holdings Corp. at the dates and for the periods indicated.

Date: June 9, 2023

By:	/s/ James Pendergast
Name:	James Pendergast
Title:	Chief Financial Officer (Principal Accounting/Financial Officer)